                                                                    EXHIBIT 12.1

             D.R. HORTON, INC. AND CONTINENTAL HOMES HOLDING CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                          FOR THE THREE
                                      FOR THE FISCAL YEARS                MONTHS ENDED
                                       ENDED SEPTEMBER 30,                DECEMBER 31,
                         ----------------------------------------------- ---------------
                          1993    1994    1995     1996        1997       1996    1997
                         ------- ------- ------- -------- -------------- ------- -------
HORTON
Consolidated pretax
 income from continuing
 operations............. $13,917 $28,591 $32,557 $ 44,432    $ 59,894    $11,159 $17,794
Amortization of
 capitalized interest...   1,505   4,525   8,047    9,437      11,889      2,057   3,850
Interest expensed.......     --      --    1,161    1,474       5,150        784   1,169
                         ------- ------- ------- --------    --------    ------- -------
  Earnings.............. $15,422 $33,116 $41,765 $ 55,343    $ 76,933    $14,000 $22,813
                         ======= ======= ======= ========    ========    ======= =======
Interest incurred....... $ 2,451 $ 7,269 $12,002 $ 14,835    $ 23,992    $ 3,872 $ 8,292
                         ------- ------- ------- --------    --------    ------- -------
  Fixed charges......... $ 2,451 $ 7,269 $12,002 $ 14,835    $ 23,992    $ 3,872 $ 8,292
                         ======= ======= ======= ========    ========    ======= =======
Ratio of earnings to
 fixed charges..........     6.3     4.6     3.5      3.7         3.2        3.6     2.8
                         ======= ======= ======= ========    ========    ======= =======
                                                                           FOR THE SIX
                                      FOR THE FISCAL YEARS                MONTHS ENDED
                                          ENDED MAY 31,                   NOVEMBER 30,
                         ----------------------------------------------- ---------------
                          1993    1994    1995     1996        1997       1996    1997
                         ------- ------- ------- -------- -------------- ------- -------
CONTINENTAL
Consolidated pretax
 income from continuing
 operations............. $12,083 $23,137 $25,465 $ 45,382    $ 49,751    $28,548 $26,283
Amortization of
 capitalized interest...   6,236   7,734  10,687   16,233      17,488      8,892   8,838
Interest expensed.......   7,349   7,431   7,780    7,767       6,031      3,006   2,970
                         ------- ------- ------- --------    --------    ------- -------
  Earnings.............. $25,668 $38,302 $43,932 $ 69,382    $ 73,270    $40,446 $38,091
                         ======= ======= ======= ========    ========    ======= =======
Interest incurred....... $13,383 $16,085 $21,888 $ 24,207    $ 26,210    $12,406 $14,108
                         ------- ------- ------- --------    --------    ------- -------
  Fixed charges......... $13,383 $16,085 $21,888 $ 24,207    $ 26,210    $12,406 $14,108
                         ======= ======= ======= ========    ========    ======= =======
Ratio of earnings to
 fixed charges..........     1.9     2.4     2.0      2.9         2.8        3.3     2.7
                         ======= ======= ======= ========    ========    ======= =======
                                                                          FOR THE THREE
                                 FOR THE FISCAL           FOR THE TWELVE  MONTHS ENDED
                           PERIODS ENDED SEPTEMBER 30,     MONTHS ENDED   DECEMBER 31,
                         -------------------------------- SEPTEMBER 30,  ---------------
                          1993    1994    1995     1996        1997       1996    1997
                         ------- ------- ------- -------- -------------- ------- -------
COMBINED
Consolidated pretax
 income from continuing
 operations............. $26,000 $51,728 $58,022 $ 89,814    $109,566    $27,073 $30,418
Amortization of
 capitalized interest...   7,741  12,259  18,734   25,670      30,348      7,341   8,236
Interest expensed.......   7,349   7,431   8,941    9,241      11,092      2,555   2,792
                         ------- ------- ------- --------    --------    ------- -------
  Earnings.............. $41,090 $71,418 $85,697 $124,725    $151,006    $36,969 $41,446
                         ======= ======= ======= ========    ========    ======= =======
Interest incurred....... $15,834 $23,354 $33,890 $ 39,042    $ 53,522    $12,242 $15,366
                         ------- ------- ------- --------    --------    ------- -------
  Fixed charges......... $15,834 $23,354 $33,890 $ 39,042    $ 53,522    $12,242 $15,366
                         ======= ======= ======= ========    ========    ======= =======
Ratio of earnings to
 fixed charges..........     2.6     3.1     2.5      3.2         2.8        3.0     2.7
                         ======= ======= ======= ========    ========    ======= =======
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